Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 present the combination of the financial information of Jaws Acquisition Corp. (“Jaws”) and Primary Care (ITC) Intermediate Holdings LLC (“PCIH”), after giving effect to the Business Combination and related adjustments described in the accompanying notes.

•	Business Combination:

At the closing of the Business Combination (the “Closing”), Jaws ceased to be a shell company and, the combined company will operate under the name Cano Health, Inc. (“Cano Health, Inc.”). Under applicable accounting standards, PCIH is the accounting acquirer in the Business Combination, which was treated as a reverse recapitalization, as PCIH’s former owner retained control after the Business Combination.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination as if it was completed on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 gives pro forma effect to the Business Combination as if it had occurred on January 1, 2020.

•	Significant Acquisitions:

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 give pro forma effect to the acquisition by PCIH of Healthy Partners (“HP”) on June 1, 2020 as if it had occurred on January 1, 2020.

•	Tax Receivable Agreement:

Upon the completion of the Business Combination, Cano Health, Inc. became a party to a tax receivable agreement (the “Tax Receivable Agreement”). Under the terms of that agreement, Cano Health, Inc. generally will be required to pay to Primary Care (ITC) Holdings, LLC (“Seller”), and to each other person from time to time that becomes a “TRA Party” under the Tax Receivable Agreement, 85% of the tax savings, if any, that Cano Health, Inc. is deemed to realize in certain circumstances as a result of certain tax attributes that exist following the Business Combination and that are created thereafter, including as a result of payments made under the Tax Receivable Agreement. To the extent payments are made pursuant to the Tax Receivable Agreement, Cano Health, Inc. generally will be required to pay to Jaws Sponsor LLC, and to each other person from time to time that becomes a “Sponsor Party” under the Tax Receivable Agreement such Sponsor Party’s proportionate share of, an amount equal to such payments multiplied by a fraction with the numerator 0.15 and the denominator 0.85. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless Cano Health, Inc. exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur.

Cano Health, Inc. has recorded an estimated tax receivable liability of $33.1 million assuming (1) $466.5 million of cash paid to historical owners of PCIH, (2) a share price equal to $10.00 per share, (3) a constant federal income tax rate of 21.0% and a state tax rate of 3.4%, (4) no material changes in tax law, (5) the ability to utilize tax attributes and (6) future tax receivable agreement payments. These amounts are estimates and have been prepared for informational purposes only. However, due to the uncertainty of various factors, including: (1) a constant federal income tax rate of 21.0% and a state tax rate of 3.4%, (2) no material changes in tax law and (3) the ability to utilize tax attributes, the likely tax savings we will realize and the resulting amounts we are likely to pay pursuant to the Tax Receivable Agreement are uncertain.

If Seller were to exchange their PCIH equity interests for Cano Health, Inc. Class A common stock at Closing, Cano Health, Inc. would recognize a liability of approximately $1,145.3 million.

•	Debt Paydown:

Per the Business Combination Agreement $400.0 million of the PIPE proceeds will be used to partially pay off PCIH’s debt (“Debt Paydown”).

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of any integration costs, tax deductibility of transaction costs, or anticipated synergies resulting from the favorable vendor pricing in the pre-acquisition period of entities acquired by PCIH. These synergies are effective starting on the date of each acquisition and therefore, are not captured in the results for the period ended March 31, 2021 and for the year ended December 31, 2020.

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and is subject to a number of uncertainties and assumptions as described in the accompanying notes.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited historical financial statements of each of Jaws and PCIH and the notes thereto, as well as the disclosures contained in the Proxy Statement/Prospectus in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Jaws” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cano Health.”

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Cano Health, Inc.’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of Cano Health, Inc. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, and the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 are based on the historical financial statements of Jaws and PCIH.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

As of March 31, 2021

(thousands)

	Jaws (Historical)	PCIH (Historical)	Pro Forma Transaction Accounting Adjustments	Note 3		Pro Forma Combined
Assets
Cash, cash equivalents, and restricted cash	$488	$6,602	$534,636	(a	)	$541,726
Accounts receivable, net of unpaid service provider costs	—	88,007	—			88,007
Inventory	—	1,023	—			1,023
Prepaid expenses and other current assets	153	15,383	—			15,536

Total current assets	641	111,015	534,636			646,292
Property and equipment, net	—	40,247	—			40,247
Goodwill	—	235,127	—			235,127
Payor relationships, net	—	187,051	—			187,051
Other intangibles, net	—	35,778	—			35,778
Cash and marketable securities held in Trust Account	690,374	—	(690,374)	(a	)	—
Deferred tax assets	—	—	71,908	(f	)	71,908
Other assets	—	7,522	(4,732)	(c	)	2,790

Total assets	$691,015	$616,740	$(88,562)			$1,219,193

Liabilities and members’ capital
Current portion of notes payable	—	4,800	(4,800)	(b	)	—
Current portion of equipment loans	—	319	—			319
Current portion of capital lease obligations	—	973	—			973
Current portion of contingent considerations	—	3,046	—			3,046
Accounts payable and accrued expenses	—	39,870	—			39,870
Deferred revenue	—	1,313	—			1,313
Accrued expenses and current portions due to seller, net	3,281	34,798	(3,281)	(a	)	34,798
Other current liabilities	—	1,951	—			1,951

Total current liabilities	3,281	87,070	(8,081)			82,270
Warrant liabilities	107,057	—	—			107,057
Deferred underwriting fee payable	24,150	—	(24,150)	(a	)	—
Notes payable, net of current portion, debt discounts and debt issuance costs	—	456,102	(395,200)	(b	)	60,902
Equipment loans, net of current portion	—	791	—			791
Capital lease obligations, net of current portion	—	1,871	—			1,871
Deferred rent	—	3,599	—			3,599
Deferred revenue, net of current portion	—	4,951	—			4,951
Contingent considerations, net of current portion	—	2,412	—			2,412
Amounts payable pursuant to Tax Receivable Agreement	—	—	33,145	(g	)	33,145
Other liabilities	—	12,800	—			12,800

Total liabilities	134,488	569,596	(394,286)			309,798
Ordinary shares subject to possible redemption	551,527	—	(551,527)	(d	)	—
Members’ capital
Members’ equity	—	157,662	—			157,662
Accumulated deficit	—	(110,383)	—			(110,383)
Notes receivable, related parties	—	(135)	—			(135)

Total members’ capital allocated to PCIH	—	47,144	(565,040)	(e	)	(517,896)
Non-controlling interests	—	—	565,040	(e	)	565,040
Stockholders’ equity
Class A ordinary shares	1	—	16	(d	)	17
Class B ordinary shares	2	—	29	(d	)	31
Additional paid-in capital	52,016	—	821,379	(d	)	873,395
Accumulated deficit	(47,019)	—	35,827	(d	)	(11,192)

Total Shareholders’ Equity (Deficit)	5,000	47,144	857,251			909,395

Total liabilities and shareholders’ equity/ members’ capital	$691,015	$616,740	$(88,562)			$1,219,193

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

for the three months ended March 31, 2021

(in thousands, except share and per share data)

	Jaws (Historical)	PCIH (Historical)	Pro Forma Transaction Accounting Adjustments	Note 3	Pro Forma Combined
Revenue
Capitated revenue	$—	$267,051	$—		$267,051
Fee-for-service and other revenue	—	13,084	—		13,084

Total revenue	—	280,135	—		280,135

Operating expenses:
Third-party medical costs	—	195,046	—		195,046
Direct patient expense	—	34,287	110	(h5)	34,397
Operating costs and formation costs	1,685	—	—		1,685
Selling, general and administrative expenses	—	34,848	—		34,848
Depreciation and amortization expense	—	5,846	—		5,846
Transaction costs and other	—	8,516	6,212	(h2)	14,728
Fair value adjustment - contingent consideration	—	285	—		285
Management fees	—	438	—		438

Total operating expenses	1,685	279,266	6,322		287,273

(Loss) / Income from operations	(1,685)	869	(6,322)		(7,138)
Interest expense	—	(10,626)	9,447	(h3)	(1,179)
Interest income	67	1	(67)	(h4)	1
Fair value adjustment - warrant liability	(16,517)	—	—		(16,517)

Total other (expense) / income	(16,450)	(10,625)	9,380		(17,695)

Net income / (loss) before income tax expense	(18,135)	(9,756)	3,058		(24,833)
Income tax expense / (benefit)	—	714	(694)	(h7)	20

Net (loss) income	(18,135)	(10,470)	3,752		(24,853)
Net loss attributable to non-controlling interests	—	—	(16,117)	(h6)	(16,117)

Net loss attributable to Cano Health, Inc.	$(18,135)	$(10,470)	$19,869		$(8,736)

Weighted average shares outstanding of Class A redeemable ordinary shares	69,000,000	—	97,243,491	(i )	166,243,491
Basic and diluted net income per share, Class A	—	—	—		(0.05)
Weighted average shares outstanding of Class B non-redeemable ordinary shares	17,250,000	—	(17,250,000)	(i )	—
Basic and diluted net (loss) per share, Class B	(1.06)	—	—		—

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

for the year ended December 31, 2020

(in thousands, except share and per share data)

	Jaws (Historical)	PCIH (Proforma Note 3(h1))	Pro Forma Transaction Accounting Adjustments	Note 3	Pro Forma Combined
Revenue
Capitated revenue	$—	$932,758	$—		$932,758
Fee-for-service and other revenue	—	37,103	—		37,103

Total revenue	—	969,861	—		969,861

Operating expenses:
Third-party medical costs	—	665,746	—		665,746
Direct patient expense	—	123,395	769	(h5)	124,164
Operating costs and formation costs	3,177	—	—		3,177
Selling, general and administrative expenses	—	110,256	—		110,256
Depreciation and amortization expense	—	21,229	—		21,229
Transaction costs and other	2,536	42,604	10,710	(h2)	55,850
Fair value adjustment - contingent consideration	—	(1,853)	—		(1,853)
Management fees	—	916	—		916

Total operating expenses	5,713	962,293	11,479		979,485

(Loss) / Income from operations	(5,713)	7,568	(11,479)		(9,624)
Interest expense	—	(34,028)	29,134	(h3)	(4,894)
Interest income	307	324	(307)	(h4)	324
Fair value adjustment - warrant liability	(23,473)	—	—		(23,473)
Loss on extinguishment of debt	—	(23,277)	—		(23,277)
Fair value adjustment - embedded derivative	—	(12,764)	—		(12,764)
Other expenses	—	(422)	—		(422)

Total other (expense) / income	(23,166)	(70,167)	28,827		(64,506)

Net income / (loss) before income tax expense	(28,879)	(62,599)	17,348		(74,130)
Income tax expense / (benefit)	—	651	(4,050)	(h7)	(3,399)

Net (loss) income	(28,879)	(63,250)	21,398		(70,731)
Net loss attributable to non-controlling interests	—	—	(48,110)	(h6)	(48,110)

Net loss attributable to Cano Health Inc.	$(28,879)	$(63,250)	$69,508		$(22,621)

Weighted average shares outstanding of Class A redeemable ordinary shares	69,000,000	—	97,243,491	(i )	166,243,491
Basic and diluted net income per share, Class A	—	—	—		(0.14)
Weighted average shares outstanding of Class B non-redeemable ordinary shares	17,250,000	—	(17,250,000)	(i )	—
Basic and diluted net (loss) per share, Class B	(1.69)	—	—		—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination as if it had been consummated at the beginning of the earliest fiscal year presented and on the condition that there is a reasonable basis for each adjustment in addition to being in management’s opinion, necessary to disclose a fair statement of the pro forma financial information.

PCIH’s historical results reflect the audited consolidated statement of operations for the year ended December 31, 2020, unaudited condensed consolidated balance sheet as of March 31, 2021, and unaudited condensed consolidated statement of operations for the three months ended March 31, 2021 under GAAP. Jaws’ historical results reflect the audited statement of operations for the year ended December 31, 2020 and unaudited statement of operations for the three months ended March 31, 2021, and unaudited balance sheet as of March 31, 2021 under GAAP. HP’s historical results reflect the unaudited condensed combined statement of operations for the five months ended May 31, 2020 under GAAP.

Note 2 – Description of the Business Combination

On June 3, 2021 (the “Closing Date”), Jaws consummated the Business Combination pursuant to the terms of the Business Combination Agreement, dated as of November 11, 2020 by and among Jaws, Merger Sub, the Seller, and PCIH. Pursuant to the Business Combination Agreement, the parties undertook a series of transactions at the Closing that resulted in PCIH becoming a partially owned subsidiary of Cano Health, Inc.

The acquisition of PCIH was implemented through an “Up-C” structure. Prior to the Closing of the Business Combination, Jaws was reincorporated in the State of Delaware and became a U.S domestic corporation named Cano Health, Inc. Merger Sub, a wholly owned subsidiary of Jaws, merged with and into PCIH, with PCIH as the surviving company in the merger. The Seller, the former sole owner and Managing Member of PCIH, holds approximately 64.9% of voting rights in Cano Health, Inc. and 64.9% of economic rights in PCIH while the former stockholders of Jaws and PIPE investors hold approximately 35.1% of economic and voting rights in Cano Health, Inc. and 35.1% of economic and 100% of managing rights in PCIH.

The diagram below depicts a simplified version of the combined company following the Closing of the Business Combination:

Subject to the terms and conditions set forth in the Business Combination Agreement, the Seller and its equity holders received aggregate consideration with a value equal to $3,534.9 million, which consisted of (i) $466.5 million of closing cash payment amount and (ii) $3,068.4 million in closing number of securities of Cano Health, Inc.’s Common Stock or 306.8 million Class B shares based on a reference stock price of $10.00 per share.

Following the Closing of the Business Combination, Class A shareholders own direct controlling interests in the combined results of PCIH and Cano Health, Inc. while the Seller as the sole Class B shareholder owns indirect economic interests in PCIH shown as non-controlling interest in the financial statements of Cano Health, Inc. The indirect economic interests are held by the Seller in the form of PCIH Units that can be redeemed for Class A shares together with the cancellation of an equal number of Class B shares in Cano Health, Inc. The non-controlling interest will decrease as Class B shares and PCIH Units are exchanged for Class A shares in Cano Health, Inc. Following the redemption of 6,509 public shares outstanding for $65,090 held in the Trust Account, the respective controlling interest and non-controlling interest in Cano Health, Inc. and PCIH are 35.1% and 64.9%.

The following table summarizes the pro forma Class A and Class B shares outstanding at Closing, excluding the potential dilutive effect of the exercise of Warrants.

	Shares Outstanding	%
Jaws Shareholders	68,993,491	14.6%
Seller	306,843,662	64.9%
Sponsor and its affiliates	17,250,000	3.6%
PIPE Investors	80,000,000	16.9%

Closing shares	473,087,153	100%

Note 3 – Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

a.

Cash. Represents the impact of the Business Combination on the cash balance of Cano Health, Inc. The table below represents the sources and uses of funds related to the Business Combination at Closing:

(amounts in thousands)	Note	Amount
Cash balance of Jaws prior to the Business Combination		$488
Cash balance of PCIH prior to the Business Combination		6,602
Jaws cash held in Trust Account	(1)	690,374
PIPE proceeds	(2)	800,000
Payment to redeeming Jaws stockholders	(3)	(65)
Payment to the Seller	(4)	(466,497)
Payment of deferred offering costs	(5)	(24,150)
Payment of accrued expenses	(6)	(3,281)
Payment of transaction costs of Jaws	(7)	(30,500)
Payment of transaction costs of PCIH	(7)	(31,245)
Debt paydown from PIPE proceeds	(8)	(400,000)
Adjustment to cash in connection with the Business Combination		534,636

Ending cash and restricted cash balance		$541,726

(1)	Represents the amount of the restricted investments and cash held in the Trust Account.
(2)

Represents the issuance, in a private placement (“PIPE”) consummated concurrently with the Closing, to third-party investors (“PIPE investors”) of 80.0 million Class A shares at a price of $10.00 per share.

(3)	Represents cash paid from the Trust Account to Jaws stockholders for the redemption of 6,509 shares.
(4)	Represents the amount of cash paid to the existing equity holders of the Seller at Closing of the Business Combination.
(5)	Represents payment of deferred underwriting fee by Jaws.
(6)	Payment of Jaws’ accrued expenses.
(7)

Reflects the settlement of $61.7 million of transaction costs at Closing in connection with the Business Combination, excluding $24.2 of deferred offering costs in (5) and accrued expenses in (6). Of the total, $19.2 million related to advisory, legal and other fees, $20.0 million relates to capital market advisory expenses, and $22.5 million relates to PIPE fees.

(8)	Reflects the Debt Repayment of Cano Health, Inc.’s debt with net cash proceeds from the PIPE financing in an aggregate principal amount of $400.0 million.

b.

Debt Represents the impact of the Business Combination on the debt balance, specifically in respect of the net cash proceeds from the PIPE financing in an aggregate principal amount of $400.0 million, (as also indicated above per Pro Forma adjustment (a)(8)). The following table represents the impact of the Debt Paydown at Closing:

Long-term debt, current portion
Note Payable, current portion	$4,800
Less: Debt paydown, current portion	(4,800)

Total long-term debt, current portion	$—
Long-term debt, net of current portion adjustment
Note Payable, net of current portion	$474,000
Less: Unamortized debt issuance costs	(17,898)
Less: Debt paydown, net of current portion	(395,200)

Total long-term debt, net of current portion adjustment	$60,902

c.	Transaction Costs Represents the reclassification of $4.7 million of prepaid capitalized transaction costs relating to capital markets advisory expenses from other assets to APIC.

d.	Equity The following tables represent the impact of the Business Combination on the number of Class A and Class B shares and represents the total equity section at Closing:

Pro Forma Adjustment

(in thousands except share data)	JAWS					PCIH
	Common stock				Jaws shares subject to possible redemption	Members’ Capital	Notes Receivable	Amount($)	Amount ($)
	Number of Shares		Par Value ($)					Additional Paid in Capital	Retained earnings (Accumulated Deficit)
	Class A Stock	Class B Stock	Class A Stock	Class B Stock	$	$	$
Pre-Transaction—Jaws	13,847,327	17,250,000	1	2	551,527	—	—	52,016	(47,019)
Pre-Transaction—PCIH	—	—	—	—	—	157,662	(135)	—	(110,383)
Pro forma adjustments
Reclassification of redeemable shares to Class A Stock	55,152,673	—	6	—	(551,527)	—	—	551,521	—
Less: redemption of redeemable stock	(6,509)	—	—	—	—	—	—	(65)	—
Founder shares	17,250,000	(17,250,000)	2	(2)	—	—	—		—
PIPE investors	80,000,000	—	8	—	—	—	—	799,992	—
Shares issued to PCIH former equity holders as consideration	—	306,843,662	—	31	—	—	—	(31)	—
Cash to existing PCIH equity holders at Closing	—	—	—	—	—	—	—	(466,497)	—
Estimated PCIH transaction costs	—	—	—	—	—	—	—	(24,784)	(11,192)
Estimated Jaws transaction costs	—	—	—	—	—	—	—	(30,500)	—
Reclassification of historical retained earnings of Jaws to APIC	—	—	—	—	—	—	—	(47,019)	47,019
Deferred taxes, net of tax receivable agreement	—	—	—	—	—	—	—	38,762	—

Total pro forma adjustments	152,396,164	289,593,662	16	29	(551,527)	—	—	821,379	35,827

Post-Business Combination	166,243,491	306,843,662	17	31	—	157,662	(135)	873,395	(121,575)

e.	Equity Adjustments for the non-controlling interest in the Business Combination at Closing:

		Pro Forma Adjustment
(in thousands except share data)	Total Equity	NCI @64.9%	Controlling Interest @35.1%
Historical PCIH members’ capital	$47,144	$30,596	$16,548
Historical Jaws stockholders’ equity	556,527	361,186	195,341
Pro forma adjustments
Less: redemption of redeemable stock	(65)	(42)	(23)
PIPE investors’ equity	800,000	519,200	280,800
Cash to existing PCIH equity holders at Closing	(466,497)	(302,757)	(163,740)
Payment of transaction costs	(66,476)	(43,143)	(23,333)
Deferred taxes, net of tax receivable agreement	38,762	—	38,762

Shareholders’ equity/ members’ capital	909,395	565,040	344,355

Total stockholders’ equity/ members’ capital	$909,395	$565,040	$344,355

f.

Deferred Tax Assets Represents adjustments to reflect applicable deferred taxes at Closing. The deferred taxes are primarily related to the difference between the financial statement and tax basis in the partnership interests of PCIH. This basis difference primarily results from the Business Combination where Cano Health, Inc. recorded a carryover basis on all assets for financial accounting purposes and a fair value step-up on a portion of the assets for income tax purposes. The $71.9 million adjustment related to the deferred tax asset is assuming: (1) the GAAP balance sheet as of March 31, 2021 adjusted for the pro forma entries described herein, (2) estimated tax basis as of March 31, 2021 adjusted for the pro forma entries described herein, (3) a valuation allowance of $218.2 million (4) a constant federal income tax rate of 21.0% and a state tax rate of 3.4%, and (5) no material changes in tax law. The recorded valuation allowance relates to a portion of Cano Health, Inc.’s tax basis in excess of GAAP basis in its partnership interests of PCIH for which Cano Health, Inc. believes it is not more likely than not that it will realize a tax benefit in the future.

g.

Tax Receivable Agreement Upon the completion of the Business Combination, Cano Health, Inc. became a party to a tax receivable agreement (the “Tax Receivable Agreement”). Under the terms of that agreement, Cano Health, Inc. generally will be required to pay to Seller, and to each other person from time to time that becomes a “TRA Party” under the Tax Receivable Agreement, 85% of the tax savings, if any, that Cano Health, Inc. is deemed to realize in certain circumstances as a result of certain tax attributes that exist following the Business Combination and that are created thereafter, including as a result of payments made under the Tax Receivable Agreement. To the extent payments are made pursuant to the Tax Receivable Agreement, Cano Health, Inc. generally will be required to pay to the JAWS Sponsor LLC, and to each other person from time to time that becomes a “Sponsor Party” under the Tax Receivable Agreement such Sponsor Party’s share of, an amount equal to such payments multiplied by a fraction with the numerator 0.15 and the denominator 0.85. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless Cano Health, Inc. exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur.

The $33.1 million adjustment related to the Tax Receivable Agreement assumes: (1) $466.5 million of cash paid to historical owners of PCIH, (2) a share price equal to $10.00 per share, (3) a constant federal income tax rate of 21.0% and a state tax rate of 3.4%, (4) no material changes in tax law, (5) the ability to utilize tax attributes and (6) future Tax Receivable Agreement payments. The adjustments to the Tax Receivable Agreement have been recorded as an adjustment to stockholder equity as these adjustments arise from an equity transaction of the combined company. Jaws anticipates that it will account for the income tax effects resulting from future taxable exchanges of PCIH Common Units by historical owners of PCIH for Cano Health, Inc. Class A shares or the cash equivalent thereof by recognizing an increase in deferred tax assets, based on enacted tax rates at the date of each exchange. Further, Jaws will evaluate the likelihood that Jaws will realize the benefit represented by the deferred tax asset, and, to the extent that Jaws estimates that it is more likely than not that Jaws will not realize the benefit, Jaws will reduce the carrying amount of the deferred tax asset with a valuation allowance.

The Tax Receivable Agreement was accounted for as contingent liabilities, with amounts accrued when considered probable and reasonably estimable. We recorded adjustments relating to the items described in clauses (i) through (iv) above, as follows:

(1)

We have recorded an increase of $71.9 million in deferred tax assets/liabilities related to tax benefits from future deductions attributable to payments under the Tax Receivable Agreement (see Note 3(f)).

(2)

We have recorded $33.1 million in liabilities under the Tax Receivable Agreement based on our estimate of the aggregate amount that we will pay to historical owners of PCIH and JAWS Sponsor LLC under the Tax Receivable Agreement.

(3)

We have recorded an increase to additional paid-in capital of $38.8 million, which is equal to the difference between the increase in deferred tax assets and the increase in liabilities under the Tax Receivable Agreement (see Note 3(d)).

Due to the uncertainty as to the amount and timing of future exchanges of PCIH Common Units held by the Seller (“Continuing Company Units”, as defined in the Business Combination Agreement), by historical owners of PCIH, as applicable, and as to the price per share of Class

A shares at the time of any such exchanges, the unaudited pro forma condensed consolidated financial information do not assume exchanges of Continuing Company Units have occurred. Therefore, no increases in tax basis in PCIH’s assets or other tax benefits that may be realized as a result of any such future exchanges have been reflected in the unaudited pro forma condensed combined financial information. However, if all of the Continuing Company Units were exchanged (in each case, together with a corresponding number of shares of Cano Health Inc. Class B Common Stock), respectively, immediately following the completion of this offering, we would recognize an incremental deferred tax asset of approximately $1,099.6 million and a non-current liability of approximately $1,112.1 million based on our estimate of the aggregate amount that we will pay under the Tax Receivable Agreement as a result of such future exchanges, assuming: (i) a price of $10 per share; (ii) a constant corporate tax rate of 24.4%; (iii) that we will have sufficient taxable income to fully utilize the tax benefits; and (iv) no material changes in tax law. Assuming no change in the other assumptions, a $1.00 increase (decrease) in the assumed price per share would increase (decrease) the incremental deferred tax asset and non-current liability that we would recognize if all of Continuing Company Units were exchanged, respectively, immediately following the completion of this offering by approximately $23.0 million and $94.5 million, respectively. Assuming no change in the other assumptions, if only 50% of Continuing Company Units were exchanged (rather than all), respectively, immediately following the completion of this offering we would recognize only 50% of the incremental deferred tax asset and non-current liability that we would recognize if all of Continuing Company Units were exchanged, respectively. These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related liabilities that we will recognize as a result of any such future exchanges will differ based on, among other things: (i) the amount and timing of future exchanges of Continuing Company Units, as applicable, and the extent to which such exchanges are taxable; (ii) the price per share of our Class A shares at the time of the exchanges; (iii) the amount and timing of future income against which to offset the tax benefits; and (iv) the tax rates then in effect.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the for the three months ended March 31, 2021 and year ended December 31, 2020.

h.	The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and year ended December 31, 2020 are as follows:

(1)

The following table provides the pro forma statement of operations of PCIH for the year ended December 31, 2020 as if HP had been acquired on January 1, 2020. HP was acquired by PCIH on June 1, 2020. The pro forma results do not include any anticipated cost synergies or other effects of the planned integration of HP.

	Year Ended December 31, 2020	Five Months Ended May 31, 2020	Pro Forma Transaction Accounting Adjustments			Year Ended December 31, 2020
	PCIH	HP		Note 3		PCIH Pro Forma
Revenue
Capitated revenue	$794,164	$138,594	—			$932,758
Fee-for-service and other revenue	35,203	1,900	—			37,103

Total revenue	829,367	140,494	—			969,861
Operating expenses:
Third-party medical costs	564,987	100,759	—			665,746
Direct patient expense	102,284	21,111	—			123,395
Selling, general and administrative expenses	103,962	6,294	—			110,256
Depreciation and amortization expense	18,499	243	2,487	(aa	)	21,229
Transaction costs and other	42,604	—	—			42,604
Fair value adjustment - contingent consideration	65	(1,918)	—			(1,853)
Management fees	916	—	—			916

Total operating expenses	833,317	126,489	2,487			962,293

(Loss) / Income from operations	(3,950)	14,005	(2,487)			7,568

Interest expense	(34,002)	(26)	—			(34,028)
Interest income	320	4	—			324
Loss on extinguishment of debt	(23,277)	—	—			(23,277)
Fair value adjustment - embedded derivative	(12,764)	—	—			(12,764)
Other expenses (income)	(450)	28	—			(422)

Total other expense	(70,173)	6	—			(70,167)
Net (loss) income before income tax expense	(74,123)	14,011	(2,487)			(62,599)
Income tax expense	651	—	—			651

Net (loss) income	(74,774)	14,011	(2,487)			(63,250)
Net loss attributable to non-controlling interests	—	—	—			—

Net (loss) income attributable to Cano Health, Inc.	$(74,774)	$14,011	$(2,487)			$(63,250)

(aa) Adjustment to include amortization expense for five months in the year ended December 31, 2020 related to the intangible assets of HP acquired by PCIH.

(2)

Adjustments to transaction costs and other relate to advisory, legal and other fees to be incurred in connection with the Business Combination. These transaction expenses are not expected to be incurred beyond 12 months following the Business Combination.

(3)	Adjustments to interest expense for the PCIH Debt Refinancing:

	Three months ended March 31, 2021	Year ended December 31, 2020
Elimination of PCIH historical interest expense	$(10,626)	$(34,002)
Interest expense associated with the new Term Loan	1,040	4,312
Amortization expense on new Team Loan	139	556

Net Pro Forma adjustment to interest expense	$(9,447)	$(29,134)

A 1/8% increase or decrease in interest rates would result in the following interest expense:

	Three months ended March 31, 2021	Year ended December 31, 2020
Variable interest rate +1/8%	$1,064	$4,412
Variable interest rate -1/8%	1,015	4,213

(4)	Adjustments for the elimination of interest income held in the Trust Account

	Three months ended March 31, 2021	Year ended December 31, 2020
Elimination of interest income	$67	$307

Net Pro Forma adjustment to interest income	$67	$307

(5)	Adjustments for stock-based compensation expense on accelerated vesting of Profit Interest Units:

	Three months ended March 31, 2021	Year ended December 31, 2020
Historical compensation expense	$71	$528
Compensation expense on accelerated vesting (Pro forma adjustment)	39	241

Net Compensation expense included in Selling, General and Administrative Expenses	$110	$769

(6)	Adjustments for the non-controlling interest in the Business Combination:

	March 31, 2021	December 31, 2020
	NCI (64.9)%	NCI (64.9)%
Net pro forma income before income taxes	$(24,833)	$(74,130)

Non-controlling interest pro forma adjustment	(16,117)	(48,110)

Pro forma income attributable to non-controlling interest	$(16,117)	$(48,110)

(7)	Effective tax rate:

Adjustment to eliminate the historical tax expense (benefit) of Jaws and PCIH and to record the tax provisions of the combined entities on a pro forma basis using a pro forma effective tax rate of 4.58% for both periods, which was applied to the income attributable to the controlling interest as the income attributable to the non-controlling interest is pass-through income. However, the effective tax rate of Cano Health, Inc. could be different depending on post-Business Combination activities.

i.	Adjustments for earnings per share included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020:

As a result of the Business Combination, both the pro forma basic and diluted number of shares are reflective of $166.2 million of Class A shares outstanding at Closing. The Seller’s Class B shares do not participate in the earnings or losses of Cano Health, Inc. and, therefore, are not participating securities. Given that the conversion of Class B shares results in no change to pro forma EPS on a diluted basis, the 306.8 million of Class B shares are not included in the diluted number of shares at Closing.

Additionally, Warrants that are currently outstanding, such as the 33.5 million Warrants to purchase Class A shares in Cano Health, Inc. issued with the closing of Jaws’ Initial Public Offering, have been excluded as these instruments would be anti-dilutive to pro forma EPS.

For the three months ended March 31, 2021	Jaws (Historical)	PCIH (Historical)
			Pro Forma Adjustments		Pro Forma Combined

(in thousands, except share and per share data)
Net loss attributable to Cano Health	$(18,135)	$(10,470)	$19,869		$(8,736)
Weighted average shares outstanding of Class A redeemable ordinary shares	69,000,000	0	97,243,491	[1]	166,243,491
Basic and diluted net income per share, Class A	—	0	0		(0.05)
Weighted average shares outstanding of Class B non-redeemable ordinary shares	17,250,000	0	(17,250,000)		—
Basic and diluted net (loss) per share, Class B (3)	(1.06)	0	0		—

For the year ended December 31, 2020	Jaws (Historical)	PCIH (Historical)
			Pro Forma Adjustments		Pro Forma Combined

(in thousands, except share and per share data)
Net loss attributable to Cano Health	$(28,879)	$(74,774)	$81,032		$(22,621)
Weighted average shares outstanding of Class A redeemable ordinary shares	69,000,000	0	97,243,491	[1]	166,243,491
Basic and diluted net income per share, Class A [2]	—	0			(0.14)
Weighted average shares outstanding of Class B non-redeemable ordinary shares	17,250,000	0	(17,250,000)		—
Basic and diluted net (loss) per share, Class B (3)	(1.69)	0

[1]

Represents 17.3 million Class A shares of Cano Health, Inc. issued upon conversion of the existing Jaws Class B Founder ordinary shares. The Class B Founder ordinary shares automatically converted into shares of Class A shares concurrently with the consummation of the Business Combination on a one-for-one basis; and 80.0 million Class A shares issued concurrent with the Closing to PIPE investors.

[2]

Management determined that presenting EPS in the PCIH historical financial statements would not be useful to the users of the financial statements. PCIH does not have any issued common stock or units which are akin to common stock. PCIH membership capital historically consists of non-subordinated contributions from its sole member, the Seller.